Exhibit 99.1

FOR IMMEDIATE RELEASE

LECG CORPORATION REPORTS SECOND QUARTER 2009 RESULTS

Emeryville, CA, July 28, 2009 — LECG Corporation (NASDAQ: XPRT), a global expert services firm, today reported financial results for the second quarter ended June 30, 2009.

“Market demand remained soft in the second quarter, particularly in global competition and our international sectors. We were, however, encouraged by the increased activity in some practice areas including financial services, forensic accounting and energy and environment,” said Michael Jeffery, LECG’s chief executive officer. “Although we expect the revenue recovery to be uneven, we continue to focus on improving our cost structure to further enhance gross margin and operational leverage.”

Second Quarter 2009 Financial Results

Second quarter 2009 revenues increased 2.4 percent to $67.9 million compared with $66.3 million in the first quarter of 2009, and decreased 23.8 percent from the second quarter of 2008 revenues of $89.1 million. Net fee-based revenues were $65.5 million in the second quarter of 2009, an increase of 2.4 percent from $63.9 million in the first quarter of 2009. Net fee-based revenues decreased 23.3 percent from $85.4 million in the prior year period.

Results for the second quarter of 2009 reflect pre-tax charges of $1.4 million in restructuring charges, a $1.7 million divestiture charge, $1.2 million in other impairments and $0.2 million of mark-to-market losses related to the deferred compensation plan. Including these charges, the second quarter 2009 net loss was $6.5 million or $0.25 per share, compared with a net loss of $3.8 million or $0.15 per share in the first quarter of 2009, and net income of $2.6 million or $0.10 per diluted share in the second quarter of 2008. Excluding these charges, the adjusted loss per share was $0.11 for the quarter. Our adjusted loss per share was negatively impacted by approximately $0.03 due to the change in our 2009 estimated effective tax rate from 41% to 30% during the second quarter.

Adjusted EBITDA for the second quarter of 2009 was a loss of $1.8 million, compared to a loss of $4.8 million for the first quarter of 2009, and income of $6.1 million for the second quarter of 2008.

Second Quarter 2009 Segment Results

Economics Services

LECG’s economics services segment is composed of the company’s global competition, securities, regulated industries, energy and environment, and labor sectors. Economics revenues were $29.0 million in the second quarter of 2009, representing 42.7 percent of total revenues, versus 43.6 percent of total revenues in the first quarter of 2009. Net fee-based revenues for the segment were $28.2 million in the quarter, relatively unchanged from the first quarter of 2009, with strength in the energy and environment and securities practices, offset by a decline in global competition. Economics gross profit was $8.6 million, or 50.0 percent of total gross profit in the quarter. Direct profit margin was 30.9 percent, up from 27.7 percent in the first quarter of 2009. Professional staff utilization was 68.2 percent.

Finance and Accounting Services (FAS)

LECG’s FAS segment is composed of the company’s forensic accounting, intellectual property, healthcare, higher education, international FAS, financial services, and electronic discovery sectors. FAS revenues were $38.9 million in the second quarter of 2009, or 57.3 percent of total revenues versus 56.4 percent of total revenues in the first quarter of 2009. Net fee-based revenues for the segment were $37.3 million in the quarter, up $1.5 million from the first quarter of 2009 due to strength in forensic accounting and financial services.  FAS gross profit was $8.5 million, or 50.0 percent of total gross profit in the quarter. The direct profit margin was 23.2 percent, up from 18.2 percent in the first quarter of 2009.  Professional staff utilization was 68.6 percent.

Six Month Financial Results

Revenues for the six months ended June 30, 2009 decreased 25.3 percent to $134.2 million from $179.6 million for the same period in 2008. Net fee-based revenues decreased 25.0 percent year over year.

Net loss for the six months ended June 30, 2009 was $10.3 million, compared to net income of $6.6 million reported for the same period last year. There was a loss of $0.40 per share for the first six months of 2009, compared with diluted earnings per share of $0.26 for the same period a year ago. Adjusted earnings per share was a loss of $0.26 for the first six months of 2009, compared with adjusted diluted earnings per share of $0.27 for the first six months of 2008.

Adjusted EBITDA for the six months ended June 30, 2009 was a loss of $6.5 million, compared to income of $14.7 million of adjusted EBITDA for the same period of 2008.

Conference Call Webcast Information

LECG Corporation will host a conference call and live webcast to discuss these results at 5:00 p.m. Eastern time today. Domestic callers may access this conference call by dialing 888-300-2348. International callers may access the call by dialing 719-325-2207. For a replay of this teleconference, please call 888-203-1112 or 719-457-0820, and enter the passcode 2034759. The replay will be available through August 3, 2009. The webcast will be accessible through the investor relations section of the company’s website, www.lecg.com. A replay of the call will be available on the company’s website two hours after completion of the live webcast.

About LECG

LECG, a global expert services and consulting firm, with 718 experts and professionals in 30 offices around the world, provides independent expert testimony, financial advisory services, original authoritative studies, and strategic advisory services to clients including Fortune Global 500 corporations, major law firms, and local, state, and federal governments and agencies worldwide. LECG’s highly credentialed experts and professional staff conduct economic and financial analyses to provide objective opinions and advice regarding complex disputes and inform legislative, judicial, regulatory, and business decision makers. LECG’s experts are renowned academics, former senior government officials, experienced industry leaders, and seasoned consultants.

Statements in this press release and the related conference call concerning the future business, operating and financial condition of the company, including expectations regarding revenues and net income for future periods, and statements using the terms “believes,” “expects,” “will,” “could,” “plans,” “anticipates,” “estimates,” “predicts,” “intends,” “potential,” “continue,” “should,” “may,” or the negative of these terms or similar expressions are  “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon management’s current expectations. These statements are subject to risks and uncertainties that may cause actual results to differ materially from those expectations. Risks that may affect actual performance include the ongoing economic downturn and adverse economic conditions, dependence on key personnel, the cost and contribution of acquisitions, risks inherent in international operations, management of professional staff, dependence on growth of the company’s service offerings, the company’s ability to integrate new experts successfully, intense competition, and potential professional liability.  Further information on these and other potential risk factors that could affect the company’s financial results is included in the company’s filings with the Securities and Exchange Commission. The company undertakes no obligation to update any of its forward-looking statements after the date of this press release.

LECG CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
Fee-based revenues, net	$65,464	$85,359	$129,386	$172,530
Reimbursable revenues	2,405	3,720	4,788	7,051
Revenues	67,869	89,079	134,174	179,581
Direct costs	48,111	57,176	97,728	114,348
Reimbursable costs	2,651	3,700	5,191	7,011
Cost of services	50,762	60,876	102,919	121,359
Gross profit	17,107	28,203	31,255	58,222
Operating expenses:
General and administrative expenses	18,782	22,165	37,607	43,466
Depreciation and amortization	1,280	1,426	2,610	2,961
Other impairments	1,220	—	1,220	—
Restructuring charges	1,404	—	1,460	—
Divestiture charges	1,725	—	1,739	—
Operating (loss) income	(7,304)	4,612	(13,381)	11,795
Interest income	42	94	90	237
Interest expense	(643)	(215)	(958)	(412)
Other expense, net	(356)	(96)	(446)	(516)
(Loss) income before income taxes	(8,261)	4,395	(14,695)	11,104
Income tax (benefit) expense	(1,807)	1,784	(4,445)	4,508
Net (loss) income	$(6,454)	$2,611	$(10,250)	$6,596

Earnings per share:
Basic	$(0.25)	$0.10	$(0.40)	$0.26
Diluted	$(0.25)	$0.10	$(0.40)	$0.26

Shares used in calculating earnings per share
Basic	25,515	25,307	25,451	25,303
Diluted	25,515	25,525	25,451	25,522

LECG CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(unaudited)

	June 30,	December 31,
	2009	2008
Assets
Current assets:
Cash and cash equivalents	$3,428	$19,510
Accounts receivable, net of allowance of $1,027 and $973	92,522	87,122
Prepaid expenses	6,226	5,996
Deferred tax assets, net - current portion	13,029	14,123
Signing, retention and performance bonuses - current portion	15,833	15,282
Income taxes receivable	9,604	7,662
Other current assets	1,991	2,447
Note receivable - current portion	532	518
Total current assets	143,165	152,660
Property and equipment, net	9,270	11,011
Goodwill	1,800	—
Other intangible assets, net	3,434	3,790
Signing, retention and performance bonuses	31,658	34,976
Deferred compensation plan assets	8,771	9,684
Note receivable	1,653	1,946
Deferred tax assets, net	36,952	36,952
Other long-term assets	6,017	5,188
Total assets	$242,720	$256,207

Liabilities and stockholders’ equity
Current liabilities:
Accrued compensation	$36,234	$49,313
Accounts payable and other accrued liabilities	10,408	11,493
Payable for business acquisitions - current portion	1,700	3,846
Borrowings under line of credit	13,000	—
Deferred revenue	2,182	2,450
Liability associated with divestiture	—	2,642
Total current liabilities	63,524	69,744
Payable for business acquisitions	1,155	1,055
Deferred compensation plan obligations	8,590	9,632
Deferred rent	6,809	6,601
Other long-term liabilities	1,399	569
Total liabilities	81,477	87,601

Commitments and contingencies	—	—

Stockholders’ equity
Common stock, $.001 par value, 200,000,000 shares authorized, 25,757,153 and 25,559,253 shares outstanding at June 30, 2009 and December 31, 2008, respectively	26	26
Additional paid-in capital	174,387	172,005
Accumulated other comprehensive loss	(902)	(1,407)
Accumulated deficit	(12,268)	(2,018)
Total stockholders’ equity	161,243	168,606
Total liabilities and stockholders’ equity	$242,720	$256,207

LECG CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six months ended June 30,
	2009	2008
Cash flows from operating activities
Net (loss) income	$(10,250)	$6,596
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Bad debt expense	66	66
Depreciation and amortization of property and equipment	2,254	2,235
Amortization of intangible assets	356	726
Amortization of signing, retention and performance bonuses	8,657	8,270
Non cash restructuring charges	299	—
Divestiture charges	1,739	—
Other impairments	1,220	—
Equity-based compensation	3,216	3,039
Excess tax benefits from equity-based compensation	—	(28)
Other	—	57
Changes in assets and liabilities:
Accounts receivable	(5,996)	(11,385)
Signing, retention and performance bonuses paid	(6,958)	(12,578)
Prepaid and other current assets	948	462
Accounts payable and other accrued liabilities	(1,441)	1,619
Income taxes	(1,659)	(890)
Accrued compensation	(12,495)	(4,824)
Deferred revenue	(187)	713
Deferred compensation plan assets, net of liabilities	(128)	(1,672)
Deferred rent	(567)	(430)
Other assets	209	(4,236)
Other liabilities	768	20
Net cash used in operating activities	(19,949)	(12,240)
Cash flows from investing activities
Business acquisitions earn out payments	(3,885)	(2,436)
Divestiture payments	(3,210)	—
Purchase of property and equipment	(712)	(1,099)
Proceeds from note receivable	279	264
Proceeds from divestiture	619	—
Other	(30)	8
Net cash used in investing activities	(6,939)	(3,263)
Cash flows from financing activities
Borrowings under revolving credit facility	30,000	37,000
Repayments under revolving credit facility	(17,000)	(33,000)
Payment of loan fees	(2,243)	—
Proceeds from exercise of stock options	—	30
Excess tax benefits from equity-based compensation	—	28
Proceeds from issuance of stock - employee stock purchase plan	30	66
Other	—	3
Net cash provided by financing activities	10,787	4,127
Effect of exchange rates on changes in cash	19	450
Decrease in cash and cash equivalents	(16,082)	(10,926)
Cash and cash equivalents, beginning of year	19,510	21,602
Cash and cash equivalents, end of period	$3,428	$10,676
Supplemental disclosure
Cash paid for interest	$593	$276
Cash paid for income taxes	$1,723	$5,821

LECG CORPORATION AND SUBSIDIARIES

SEGMENT OPERATING RESULTS

($ in thousands, except rate amounts)

(unaudited)

	Three months ended June 30,
	2009			2008
	Economics	Finance and Accounting	Total	Economics	Finance and Accounting	Total
Fee-based revenues, net	$28,213	$37,251	$65,464	$37,688	$47,671	$85,359
Reimbursable revenues	787	1,618	2,405	1,781	1,939	3,720
Revenues	$29,000	$38,869	$67,869	$39,469	$49,610	$89,079

Direct costs	$19,502	$28,609	$48,111	24,485	$32,691	$57,176
Reimbursable costs	936	1,715	2,651	1,856	1,844	3,700
Gross profit	$8,562	$8,545	$17,107	$13,128	$15,075	$28,203

Direct profit margin (1)	30.9%	23.2%	26.5%	35.0%	31.4%	33.0%
Gross margin	29.5%	22.0%	25.2%	33.3%	30.4%	31.7%

Operating statistics
Paid days	65	65	65	65	65	65
Billable headcount, period end	257	461	718	298	470	768
Billable headcount, period average	259	468	727	301	470	771
Billable FTEs, period average (2)	212	383	595	246	373	619
Average billable rate	$360	$289	$316	$369	$324	$343
Paid utilization rate of billable FTEs (3)	71.1%	64.8%	67.1%	79.7%	75.8%	77.4%

Expert headcount, period end	110	206	316	120	187	307
Expert FTEs, period average (2)	63	135	198	64	112	176
Jr/SR staff paid utilization rate (3)	68.2%	68.6%	68.5%	77.5%	75.1%	76.1%

LECG CORPORATION AND SUBSIDIARIES

SEGMENT OPERATING RESULTS (CONTINUED)

($ in thousands, except rate amounts)

(unaudited)

	Six months ended June 30,
	2009			2008
	Economics	Finance and Accounting	Total	Economics	Finance and Accounting	Total
Fee-based revenues, net	$56,292	$73,094	$129,386	$77,622	$94,908	$172,530
Reimbursable revenues	1,614	3,174	4,788	2,813	4,238	7,051
Revenues	$57,906	$76,268	$134,174	$80,435	$99,146	$179,581

Direct costs	$39,795	$57,933	$97,728	51,032	$63,316	$114,348
Reimbursable costs	1,855	3,336	5,191	2,873	4,138	7,011
Gross profit	$16,256	$14,999	$31,255	$26,530	$31,692	$58,222

Direct profit margin (1)	29.3%	20.7%	24.5%	34.3%	33.3%	33.7%
Gross margin	28.1%	19.7%	23.3%	33.0%	32.0%	32.4%

Operating statistics
Paid days	129	129	129	129	129	129
Billable headcount, period end	257	461	718	298	470	768
Billable headcount, period average	269	481	750	303	484	787
Billable FTEs, period average (2)	218	388	606	254	391	646
Average billable rate	$356	$285	$312	$368	$320	$340
Paid utilization rate of billable FTEs (3)	70.3%	64.1%	66.3%	80.4%	73.4%	76.2%

Expert headcount, period end	110	206	316	120	187	307
Expert FTEs, period average (2)	64	137	201	70	112	183
Jr/SR staff paid utilization rate (3)	67.7%	67.8%	67.8%	77.5%	71.7%	74.0%

LECG CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

( in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008

Fee-based revenues, net	$65,464	$85,359	$129,386	$172,530

Direct costs	48,111	57,176	97,728	114,348

Direct profit	$17,353	$28,183	$31,658	$58,182
Direct profit margin (1)	26.5%	33.0%	24.5%	33.7%

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008

Net (loss) income	$(6,454)	$2,611	$(10,250)	$6,596

Adjustments to net (loss) income
Other impairments	1,220	—	1,220	—
Restructuring charges	1,404	—	1,460	—
Divestiture charges	1,725	—	1,739	—
Deferred compensation plan	216	118	278	421
Income tax benefit (4)	(939)	(48)	(991)	(170)

Adjusted (loss) income (5)	$(2,828)	$2,681	$(6,544)	$6,847

Adjusted (loss) income per diluted share (5)(7)	$(0.11)	$0.11	$(0.26)	$0.27

Shares used in calculating earnings per share
Diluted	25,515	25,525	25,451	25,522

LECG CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

($ in thousands)

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008

Net (loss) income	$(6,454)	$2,611	$(10,250)	$6,596
Income tax (benefit) expense	(1,807)	1,784	(4,445)	4,508
Interest expense, net	601	121	868	175
Depreciation and amortization	1,280	1,426	2,610	2,961
EBITDA (6)	(6,380)	5,942	(11,217)	14,240

Adjustments to EBITDA
Other impairments	1,220	—	1,220	—
Restructuring charges	1,404	—	1,460	—
Divestiture charges	1,725	—	1,739	—
Deferred compensation plan	216	118	278	421

Adjusted EBITDA (6)	$(1,815)	$6,060	$(6,520)	$14,661

(1)	Fee-based revenues, net less direct costs as a percentage of fee-based revenues, net.
(2)

Full Time Equivalents (FTEs) are calculated by dividing actual total paid hours in the period by the number of paid days in the period times eight hours per day, assuming a forty-hour work week or 2,080 paid hours per year.

(3)

Paid utilization rate is calculated by dividing the actual number of billed hours in the period by the actual number of paid hours in the period, assuming a forty-hour work week or 2,080 paid hours per year.

(4)

Assumes a marginal tax rate of 39.9% and 40.4% in the three and six months ended June 30, 2009 and 2008, respectively, except for the divestiture charge which has been tax effected at Canandian statutory rate of 33% for the thee and six months ended June 30, 2009.

(5)

Adjusted (loss) income and adjusted (loss) income per diluted share are non-GAAP financial measures. Adjusted (loss) income excludes other impairments, restructuring charges, divestiture charges and charges related to market fluctuations in the value of deferred compensation plan investments. Adjusted (loss) income per diluted share is calculated using adjusted (loss) income divided by diluted shares. The Company regards adjusted (loss) income and adjusted (loss) income per diluted share as useful measures of financial performance of the business. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. This measure, however, should be considered in addition to, and not as a substitute or superior to, operating (loss) income, cash flows, or other measures of financial performance prepared in accordance with GAAP.

(6)

EBITDA and Adjusted EBITDA are non-GAAP financial measures.  EBITDA is defined as earnings before provision for income tax, interest, and depreciation and amortization. Adjusted EBITDA excludes other impairments, restructuring charges, divestiture charges and charges related to market fluctuations in the value of deferred compensation plan investments. The Company regards EBITDA and Adjusted EBITDA as useful measures of financial performance of the business. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. This measure, however, should be considered in addition to, and not as a substitute or superior to, operating (loss) income, cash flows, or other measures of financial performance prepared in accordance with GAAP.

(7)

For the second quarter of 2009, diluted earnings per share and diluted shares are equal to basic earnings per share and basic shares, respectively, as the effect on net loss would be anti-dilutive if common stock equivalent shares were included in the weighted average number of common shares outstanding during the period.

Investor Contacts

Steven R. Fife

Chief Financial Officer

510-985-6700

Brooke Deterline

Investor Relations

415-775-1788

investor@lecg.com